UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2015

SINO Payments, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53537	26-3767331
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

Unit G, 18th Floor, Legend Tower
7 Shing Yip Street, Kwun Tong
Kowloon, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (877) 205-6270

_________________________________________________________________

(Former name or former address, if changed since last report)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, Raymond Lee resigned as a member of the SINO Payment’s (the “Company”) Board of Directors (the “Board”).  Mr. Lee’s resignation was not as a result of any disagreement with the Company’s operations, policies or practices.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2015, the Company’s Board authorized a change in the Company’s fiscal year end from August 31st to December 31st, beginning as of December 31, 2013.

Under the applicable rules of the Securities and Exchange Commission, the Company intends to file a transition report on Form 10-K that will cover the three-month transition period from September 1, 2013 to December 31, 2013 on or about May 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO Payments, Inc.

April 29, 2015

/s/ Kenneth Tan

By: Kenneth Tan

Its: President and Director

(Principal Executive Officer)

April 29, 2015

/s/ Alex Chan

By: Alex Chan

Its: Chief Financial Officer

(Principal Financial and Accounting Officer)